UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2012 (July 11, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 11, 2012, in connection with refinancing the existing mortgage loan for Dayton Mall (the “Property”), Dayton Mall Venture, LLC (the “Company”) and Glimcher Properties Limited Partnership (“GPLP” and together with the Company, the “Borrower”), each an affiliate of Glimcher Realty Trust (the "Registrant"), entered into a Term Loan Agreement (the “Agreement”) with KeyBank National Association (“KeyBank”) and such other additional financial institutions that may, from time to time, become parties to the Agreement (collectively, the “Lender”) to borrow Fifty Million Dollars ($50,000,000) (the “Loan”). The Loan is evidenced by a promissory note and secured by a collateral assignment to the Lender of 100% of the equity interest of GPLP and another of its affiliates in the Company. The Loan proceeds were used to repay and retire the existing mortgage loan encumbering the Property. The Registrant expects to obtain permanent mortgage financing for the Property prior to the Loan’s maturity date.

Under the Agreement, the Loan has a variable interest rate of LIBOR plus 3% per annum and a stated maturity date of October 11, 2012.  Under the Agreement, the Borrower is obligated to make monthly interest only payments. The Agreement permits the Borrower to make prepayments, without penalty, on the Loan’s outstanding amount subject to the Borrower satisfying certain conditions and requirements. All outstanding principal and accrued interest shall be due and payable at the stated maturity date. Lender may accelerate repayment of all outstanding amounts owed by the Borrower under the Loan if certain defaults described in the Agreement remain uncured. The Agreement also contains cross-default provisions which make a payment default under the GPLP’s corporate credit facility a default under the Agreement. The Agreement contains such other terms, conditions, representations, and warranties that are customary and typical for bridge financing of this nature.  As part of the Loan transaction, the Registrant executed a Parent Guaranty (the “Guaranty”) to provide a guaranty to Lender for (i) the Borrower’s payment obligations under the Agreement, (ii) Lender’s costs incurred enforcing or collecting under the Guaranty, Agreement, promissory note, or any other ancillary documents evidencing the Loan (collectively, the “Loan Documents”), and (iii) the performance and satisfaction of the Borrower’s obligations under the Loan Documents.

KeyBank has provided mortgage loans and other credit facilities with respect to certain properties owned by affiliates of the Borrower and the Registrant. Affiliates of KeyBank have, from time to time, performed various financial advisory, investment banking, and underwriting services for the Registrant for which they received customary fees and expenses.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Forward Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, to changes in political, economic or market conditions generally and the real estate and capital markets specifically; impact of increased competition; availability of capital and financing; tenant or joint venture partner(s) bankruptcies; failure to increase mall store occupancy and same-mall operating income; rejection of leases by tenants in bankruptcy; financing and development risks; construction and lease-up delay; cost overruns; the level and volatility of interest rate; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the failure of the Registrant to make additional investments in regional mall properties and to redevelop properties; failure to complete proposed or anticipated acquisitions; the failure to sell properties as anticipated and to obtain estimated sale prices; the failure to upgrade our tenant mix; restrictions in current financing arrangements; the failure to fully recover tenant obligations for common area maintenance; insurance, taxes and other property expense; the impact of changes to tax legislation and, generally, our tax position; the failure of the Registrant to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; an increase in impairment charges with respect to other properties as well as impairment charges with respect to properties for which there has been a prior impairment charge; loss of key personnel; material changes in the Registrant’s dividend rates on its securities or the ability to pay its dividend on its common shares or other securities; possible restrictions on our ability to operate or dispose of any partially-owned properties; failure to achieve earnings/funds from operations targets or estimates; termination of existing JV arrangements; conflicts of interest with existing joint venture partners; failure to comply or remain compliant with the covenants in our debt instruments; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; inability to exercise available extension options on debt instruments; failure to achieve projected returns on development or investment properties; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues, bankruptcies of and other failures to perform by lending institutions within the Registrant’s construction loans and corporate credit facility as well as other risks listed from time to time in the Registrant’s other reports and statements filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: July 13, 2012	/s/ George A. Schmidt George A. Schmidt Executive Vice President of Development, General Counsel & Secretary